Global Axcess Corp Announces Second Quarter 2010 Financial Results

JACKSONVILLE, Fla., August 10, 2010 /PRNewswire-FirstCall/ — Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced the financial results for the second quarter ended June 30, 2010.

Financial highlights for the quarter ended June 30, 2010 included:

•	Revenue	$5.5 million
•	Core (ATM) revenue	$5.4 million
•	DVD rental revenue	$60,000
•	Core (ATM) Operating Income	$625,000
•	DVD rental Operating Loss	$(293,000)
•	EBITDA from continuing operations (See Reconciliation)	$751,000
•	Income from continuing operations	$332,000
•	Net income	$121,000
•	Diluted earnings per share	$0.01

Financial highlights for the six month period ended June 30, 2010 included:

•	Revenue	$10.9 million
•	Core (ATM) revenue	$10.8 million
•	DVD rental revenue	$103,000
•	Core (ATM) Operating Income	$1.2 million
•	DVD rental Operating Loss	$(418,000)
•	EBITDA from continuing operations (See Reconciliation)	$1.7 million
•	Income from continuing operations	$772,000
•	Net income	$439,000
•	Diluted earnings per share	$0.02

Mr. George McQuain, Chief Executive Officer of the Company, stated, “We are pleased to report our 15th consecutive profitable quarter, demonstrating our financial strength and again validating our diversification strategy. We delivered this profit while accelerating investment in our DVD kiosk initiative. In aggregate, across the Global Axcess system, we have deployed over 165 DVD kiosks as of the end of July, and we expect to install additional kiosks in the third quarter, activating them by the end of the year. We just began deployment of new DVD kiosks with the major grocery chain that Global Axcess signed to a three-year contract in May, and to date, over 125 new DVD kiosks have been deployed and 323 total kiosks are scheduled to be deployed with this grocery chain by the end of August. The revenue from our DVD initiative is just beginning, and is not expected to exceed the expenses for this project in the third quarter, but we remain confident in our ability to gain market share in this emerging and ultimately profitable industry.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Second Quarter 2010 Financial Results

The Company reported revenues from continuing operations of $5.5 million for the three-month period ended June 30, 2010 a 3% increase compared to $5.4 million for the three-month period ended June 30, 2009. Core ATM revenue was approximately $5.4 million and revenues generated from the DVD rental kiosks were approximately $60,000. Gross profit from continuing operations was $2.5 million, or 45.6% gross margin, for the second quarter of 2010 compared to $2.6 million, or 47.6% gross margin, for the same period of 2009. Approximately $106,000 of the increase in cost of revenues year over year related to the DVD business.

Operating expenses for the second quarter ended June 30, 2010 increased 17.8% to $2.2 million from $1.8 million in the year-ago period. The increase in SG&A expenses was mainly due to $221,000 of expenses incurred in connection with the DVD rental kiosk initiative. Depreciation expense increased due to increased ATM and DVD kiosks purchased during the latter part 2009 to support new business in both business lines.

Operating income from continuing operations was $332,000 for the quarter ended June 30, 2010 compared to $707,000 in the year-ago period. During the second quarter of 2010, the Company recorded net interest expense of $110,000 compared to net interest expense of $150,000 for the same period in 2009. The decrease was mainly due to decreased debt balances at the three-month period ended June 30, 2010, as compared to the debt balances at the three-month period ended June 30, 2009. EBITDA (earnings before net interest, taxes, depreciation and amortization) for the second quarter of 2010 was $751,000, compared to $1.2 million in the second quarter of 2009. Adjusted EBITDA (EBITDA before stock compensation expenses and loss on early extinguishment of debt) was $908,000 for the second quarter of 2010, down from $1.2 million for the second quarter of 2009. EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in this release.

Net income for the second quarter ended June 30, 2010 was $121,000, or $0.01 per share (based on 21.9 and  23.8 million basic and diluted weighted average shares outstanding, respectively), which compares to net income of $557,000, or $0.03 per share (based on 21.9 and 22.3 million basic and diluted weighted average shares outstanding, respectively), for the same period of 2009. Second quarter 2010 net income included expenses of $102,000 relating to the payoff of debt balances with a senior lender and a note payable.

Year-to-Date 2010 Financial Results

For the six month period ended June 30, 2010, total revenue was $10.9 million, an increase of 1.0%, compared to $10.8 million for the same period of 2009. Core ATM revenue was approximately $10.8 million and revenues generated from DVD rental kiosks were $103,000. Gross profit for the six month period ended June 30, 2010, was $5.0 million, reflecting a gross margin of 46.2%, compared to gross profit of $5.1 million, or a gross margin of 47.4%, for the comparable 2009 period. Approximately $166,000 of the increase in cost of revenues year over year related to the DVD business. Operating income from continuing operations for the six months was $772,000, compared to $1.5 million for the same period of 2009. Net income for the six months ended June 30, 2010, was $439,000, or $0.02 per basic and diluted share (based on 21.9 million and 23.8 million basic and diluted weighted average shares outstanding, respectively), compared to net income for the same period of 2009 of $654,000, or $0.03 per share (based on 21.4 million basic and diluted weighted average shares outstanding). EBITDA decreased to $1.7 million for the six months ended June 30, 2010, from $2.0 million for the six months ended June 30, 2009. Adjusted EBITDA decreased to $1.9 million for the six months ended June 30, 2010, from $2.5 million for the six months ended June 30, 2009.

Mr. McQuain continued “Our core ATM business continues to progress as we believe there are several opportunities in the contract review phase which have a reasonable probability of resulting in executed agreements in the coming months. We’ve added an additional ATM salesperson and believe we can further penetrate this market as we continue to prove our service levels and our quality. Our Instaflix brand is also generating industry attention, and we have received additional inquiries from our installed base about this opportunity.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Balance Sheet and Cash Flows

Net cash provided by continuing operating activities during the six-month period ended June 30, 2010 was $275,000 compared to net cash provided by continuing operating activities of $2.1 million in the year-ago period.  The decrease in net cash provided by operating activities was partly attributable to $1.3 million of prepaid amounts made to the Company’s DVD kiosk manufacturer for DVD kiosks that will be delivered and installed at customer sites in July and August of 2010.   Shareholders’ equity increased 3.3% to $17.1 million from $16.6 million at December 31, 2009.

Michael J. Loiacono, Chief Financial Officer of the Company, stated, “We continue to see the positive results of eliminating and refinancing our debt, and our strengthened balance sheet has enabled us to accelerate our investments in our DVD kiosk initiative. In the quarter, we significantly increased our inventory of DVD kiosks to meet the implementation schedule for our major grocery chain customer and also significantly increased the library of DVD’s to meet demand as installations are completed. We are confident we have the resources at favorable terms to fund our growth, including the $17 million credit facility from Fifth Third Bank. To date, we have drawn down $ 2.1 million against this facility.”

Conference Call Information

Anyone interested in participating in the conference call scheduled for Wednesday, August 11, 2010 at 10 a.m. ET should call 877-879-6243 and enter pass code 7519410 if calling within the United States, or 913-312-1376 and pass code 7519410 if calling internationally, approximately 5 to 10 minutes prior to 10 a.m. There will be a playback available until August 18, 2010. To listen to the playback, please call 888-203-1112 if calling within the United States or 719-457-0820 if calling internationally. Please use pass code 7519410 for the replay.  A transcript of the conference call will be available on the Company's website on August 16, 2010 or by calling Brett Maas of Hayden IR at 646-536-7331.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 4,500 ATMs and other self-service kiosks in its national network spanning 43 states. For more information on the Company, please visit http://www.globalaxcess.biz. For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
    Sharon Jackson: 904-395-1149
    IR@GAXC.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company's actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2010, and other filings that have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

- tables follow -

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	(Unaudited)	(Audited)
	June 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$2,905,627	$2,007,860
Automated teller machine vault cash	250,000	250,000
Accounts receivable, net of allowance of $4,765 in 2010 and $12,616 in 2009	796,219	845,000
Inventory, net of allowance for obsolescence of $82,572 in 2010 and $94,572 in 2009	676,719	308,031
Deferred tax asset - current	868,848	868,848
Prepaid expenses and other current assets	1,549,458	132,100
Total current assets	7,046,871	4,411,839

Fixed assets, net	6,574,714	5,299,661

Other assets
Merchant contracts, net	10,377,575	10,665,613
Intangible assets, net	4,176,050	4,095,911
Deferred tax asset - non-current	813,618	813,618
Restricted cash	-	800,000
Other assets	72,807	30,307

Total assets	$29,061,635	$26,116,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,607,259	$2,983,583
Automated teller machine vault cash payable	250,000	250,000
Notes payable - related parties - current portion, net	28,191	26,722
Notes payable - current portion	20,575	19,803
Senior lenders' notes payable - current portion, net	1,798,323	1,828,572
Capital lease obligations - current portion	527,780	667,233
Total current liabilities	6,232,128	5,775,913

Long-term liabilities
Notes payable - related parties - long-term portion, net	58,601	72,690
Notes payable - long-term portion	62,749	73,120
Senior lenders' notes payable - long-term portion, net	5,318,361	3,300,000
Capital lease obligations - long-term portion	282,304	329,314
Total liabilities	11,954,143	9,551,037

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized, 22,025,536 and 21,931,786 shares issued and 21,943,940 and 21,883,924 shares outstanding at 06/30/10 and 12/31/09, respectively	21,992	21,932
Additional paid-in capital	23,033,199	22,900,880
Accumulated deficit	(5,905,733)	(6,344,934)
Treasury stock; 81,596 and 47,862 shares of common stock at cost at 06/30/10 and 12/31/09, respectively	(41,966)	(11,966)
Total stockholders' equity	17,107,492	16,565,912
Total liabilities and stockholders' equity	$29,061,635	$26,116,949

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	June 30, 2010	June 30, 2009

Revenues	$5,506,905	$5,369,408

Cost of revenues	2,996,094	2,813,944
Gross profit	2,510,811	2,555,464

Operating expenses
Depreciation expense	321,205	289,848
Amortization of intangible merchant contracts	199,332	195,067
Selling, general and administrative	1,602,709	1,334,271
Stock compensation expense	55,224	29,374
Total operating expenses	2,178,470	1,848,560
Operating income from continuing operations before items shown below	332,341	706,904

Interest expense, net	(109,562)	(149,873)
Loss on early extinguishment of debt	(102,146)	-
Net Income	$120,633	$557,031

Income per common share - basic:
Net Income per common share	$0.01	$0.03

Income per common share - diluted:
Net Income per common share	$0.01	$0.03

Weighted average common shares outstanding:
Basic	21,943,940	21,873,924
Diluted	23,751,471	22,321,389

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ended
	June 30, 2010	June 30, 2009

Revenues	$10,886,983	$10,783,842

Cost of revenues	5,854,028	5,669,823
Gross profit	5,032,955	5,114,019

Operating expenses
Depreciation expense	631,100	559,342
Amortization of intangible merchant contracts	398,664	388,684
Selling, general and administrative	3,128,572	2,627,234
Stock compensation expense	102,379	55,085
Total operating expenses	4,260,715	3,630,345
Operating income from continuing operations before items shown below	772,240	1,483,674

Interest expense, net	(230,893)	(362,490)
Loss on early extinguishment of debt	(102,146)	(467,391)
Net Income	$439,201	$653,793

Income per common share - basic:
Net Income per common share	$0.02	$0.03

Income per common share - diluted:
Net Income per common share	$0.02	$0.03

Weighted average common shares outstanding:
Basic	21,918,189	21,428,924
Diluted	23,759,084	21,428,924

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Six Months Ended
	June 30, 2010	June 30, 2009

Cash flows from operating activities:
Income from continuing operations	$439,201	$653,793
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Stock based compensation	102,379	55,085
Loss on early extinguishment of debt	61,508	467,391
Depreciation expense	631,100	559,342
Amortization of intangible merchant contracts	398,664	388,684
Amortization of capitalized loan fees	12,940	16,657
Allowance for doubtful accounts	10,468	(2,984)
Allowance for inventory obsolescence	(12,000)	44,718
Non-cash interest income on swap agreement with senior lender	-	(7,921)
Accretion of discount on notes payable	-	44,354
Changes in operating assets and liabilities:
Change in automated teller machine vault cash	-	(250,000)
Change in accounts receivable	38,313	525
Change in inventory	(417,292)	(165,187)
Change in prepaid expenses and other current assets	(1,417,358)	17,883
Change in other assets	(42,500)	(130,621)
Change in intangible assets, net	(154,587)	(70,696)
Change in accounts payable and accrued liabilities	623,676	273,132
Change in automated teller machine vault cash payable	-	250,000
Net cash provided by continuing operating activities	274,512	2,144,155

Cash flows from investing activities:
Costs of acquiring merchant contracts	(110,626)	(29,968)
Purchase of property and equipment	(1,643,340)	(215,662)
Net cash used in investing activities	(1,753,966)	(245,630)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	9,100
Proceeds from senior lenders' notes payable	7,116,684	5,000,000
Proceeds from notes payable	710,533	-
Change in restricted cash	800,000	(800,000)
Principal payments on senior lenders' notes payable	(5,128,572)	(5,457,143)
Principal payments on notes payable	(720,132)	(3,182)
Principal payments on notes payable - related parties	(12,620)	(11,263)
Principal payments on capital lease obligations	(388,672)	(431,225)
Net cash provided by (used in) financing activities	2,377,221	(1,693,713)
Increase in cash	897,767	204,812
Cash, beginning of period	2,007,860	1,560,910
Cash, end of the period	$2,905,627	$1,765,722

Cash paid for interest	$220,333	$308,179

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three months ended June 30, 2010 and 2009:

	For the Three Months Ended
	June 30, 2010	June 30, 2009

Net income from continuing operations	$120,633	$557,031
Interest expense, net	109,562	149,873
Depreciation expense	321,205	289,848
Amortization of intangible merchant contracts	199,332	195,067
EBITDA from continuing operations	$750,732	$1,191,819

The following table sets forth a reconciliation of net income from continuing operations to EBITDA from continuing operations for the six months ended June 30, 2010 and 2009:

	For the Six Months Ended
	June 30, 2010	June 30, 2009

Net income from continuing operations	$439,201	$653,793
Interest expense, net	230,893	362,490
Depreciation expense	631,100	559,342
Amortization of intangible merchant contracts	398,664	388,684
EBITDA from continuing operations	$1,699,858	$1,964,309

The following table sets forth a reconciliation of net income from continuing operations to EBITDA from continuing operations before stock compensation expense and loss on early extinguishment of debt (“Adjusted EBITDA”)  for the three months ended June 30, 2010 and 2009:

	For the Three Months Ended
	June 30, 2010	June 30, 2009

Net income from continuing operations	$120,633	$557,031
Interest expense, net	109,562	149,873
Depreciation expense	321,205	289,848
Amortization of intangible merchant contracts	199,332	195,067
Stock compensation expense	55,224	29,374
Loss on early extinguishment of debt	102,146	-
Adjusted EBITDA	$908,102	$1,221,193

The following table sets forth a reconciliation of net income from continuing operations to EBITDA from continuing operations before stock compensation expense and loss on early extinguishment of debt (“Adjusted EBITDA”)  for the six months ended June 30, 2010 and 2009:

	For the Six Months Ended
	June 30, 2010	June 30, 2009

Net income from continuing operations	$439,201	$653,793
Interest expense, net	230,893	362,490
Depreciation expense	631,100	559,342
Amortization of intangible merchant contracts	398,664	388,684
Stock compensation expense	102,379	55,085
Loss on early extinguishment of debt	102,146	467,391
Adjusted EBITDA	$1,904,383	$2,486,785

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table summarizes our revenue, gross profit, SG&A, depreciation, operating income and net income by segment for the periods indicated:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Revenue:
ATM Services	$5,446,960	$5,369,408	$10,784,168	$10,783,842
DVD Services	59,945	-	102,815	-
Consolidated revenue	$5,506,905	$5,369,408	$10,886,983	$10,783,842

Gross profit:
ATM Services	$2,556,994	$2,555,464	$5,095,798	$5,114,019
DVD Services	(46,183)	-	(62,843)	-
Consolidated gross profit	$2,510,811	$2,555,464	$5,032,955	$5,114,019

SG&A:
ATM Services	$1,381,369	$1,334,271	$2,813,552	$2,627,234
DVD Services	221,340	-	315,020	-
Consolidated SG&A	$1,602,709	$1,334,271	$3,128,572	$2,627,234

Depreciation:
ATM Services	$295,897	$289,848	$590,641	$559,342
DVD Services	25,308	-	40,459	-
Consolidated depreciation	$321,205	$289,848	$631,100	$559,342

Operating income (loss):
ATM Services	$625,171	$706,904	$1,190,561	$1,483,674
DVD Services	(292,830)	-	(418,321)	-
Consolidated operating income	$332,341	$706,904	$772,240	$1,483,674

Net income (loss):
ATM Services	$413,463	$557,031	$857,522	$653,793
DVD Services	(292,830)	-	(418,321)	-
Consolidated net income	$120,633	$557,031	$439,201	$653,793

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7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz